Exhibit 5.1

January 21, 2021

Editas Medicine, Inc.

11 Hurley Street

Cambridge, MA 02141

Re:	Editas Medicine, Inc.

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-223596) (the “Registration Statement”) filed by Editas Medicine, Inc., a Delaware corporation (the “Company”), on March 12, 2018 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and any amendments or supplements thereto; (ii) the preliminary prospectus supplement, dated January 19, 2021 (the “Preliminary Prospectus Supplement”); and (iii) the prospectus supplement, dated January 20, 2021 (the “Final Prospectus Supplement” and together with the Preliminary Prospectus Supplement, the “Prospectuses”), relating to the issuance and sale pursuant to the Registration Statement of up to 3,500,000 shares of Common Stock, and up to an additional 525,000 shares of Common Stock issuable upon exercise of an option to purchase additional shares granted by the Company (collectively, the “Shares”).

The Shares are to be offered and sold by the Company pursuant to an underwriting agreement dated January 20, 2021 (the “Underwriting Agreement”), by and among the Company, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Schedule 1 thereto, the form of which is being filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined and relied upon a signed copy of the Registration Statement and copies of the Base Prospectus and the Prospectuses, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company, including the committees thereof, regarding the authorization of the execution and delivery of the Underwriting Agreement and the authorization and issuance of the Shares, as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

Editas Medicine, Inc.

January 21, 2021

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud or antitrust or unfair competition laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the Shares and to the use of our name therein and in the Registration Statement and the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

Wilmer Cutler Pickering Hale and Dorr LLP

By:	/s/ Rosemary G. Reilly
Rosemary G. Reilly, Partner